SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          FRANKLIN CAPITAL CORPORATION
             (formerly, The Franklin Holding Corporation (Delaware)
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   13-3419202
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                      (I.R.S. employer identification no.)

         450 Park Avenue, 10th Floor, New York, New York            10022
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               (Address of principal executive offices) (Zip code)

            Non-Statutory Stock Option Plan for the Directors
                       of the Franklin Holding Corporation
              The Franklin Holding Corporation Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                Spencer L. Brown
                       Senior Vice President and Secretary
                        The Franklin Capital Corporation
                           450 Park Avenue, 10th Floor
                            New York, New York 10022
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 486-2323
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
    Title of                  Amount             Proposed maximum      Proposed maximum        Amount of
   securities                 to be              offering price           aggregate          registration
 to be registered           registered            per share           offering price            fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
value per share               75,000              $17.45 (1)           $1,308,750           $345.51

====================================================================================================================

(1) Represents shares to be offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, the proposed maximum offering price for such 75,000 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low sales prices per share of the registrant's Common Stock reported on The American Stock Exchange on February 16, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to employees or directors who have been awarded options under Non-Statutory Stock Option Plan for the Directors of The Franklin Holding Corporation (the "Director Plan") and the Franklin Holding Corporation Stock Incentive Plan (the "Employee Plan" and together with the Director Plan, the "Plans") in accordance with Rule 428(b)1 under the Securities Act of 1933, as amended (the "Securities Act") and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to employees or directors who have been awarded options under the Plans, and are not being filed with, or included in this Registration Statement in accordance with rules and regulations of the Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents which heretofore have been filed with the Commission by THE FRANKLIN CAPITAL CORPORATION, a Delaware corporation (the "Company" or "Registrant"), are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 811-05103) as filed with the Commission on March 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (File No. 811-05103) as filed with the Commission on November 11, 1999;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999 (File No. 811-05103) as filed with the Commission on August 16, 1999;

         (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (File No. 811-05103) as filed with the Commission on May 5, 1999; and

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission on October 14, 1987 (File Number 87 21 7251) and any amendment or report filed with the Commission for purposes of updating such description;

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         In accordance with Section 145, the Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Registrant's request. According to Article IV of the Bylaws, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The Registrant has obtained a director and officer liability insurance policy, under which each director and certain officers of the Registrant would be insured against certain liabilities.

Item 7.  Exemption From Registration Claimed

         Not applicable.




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





Item 8.  Exhibits

         4.1 Non-Statutory Stock Option Plan for the Directors of The Franklin Holding Corporation.

         4.2   The Franklin Holding Corporation Stock Incentive Plan

         5 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

         23.1  Consent of Ernst & Young LLP.

         23.2  Consent of Battle Fowler LLP (included in Exhibit 5 hereto).

         24 Power of Attorney (included in the signature pages to this Registration Statement).

Item 9.  Undertakings

         (a) The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of February, 2000

                                            THE FRANKLIN CAPITAL CORPORATION


                                             By: /s/ Stephen L. Brown
                                                 -------------------------------
                                                 Stephen L. Brown
                                                 Chairman and
                                                 Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Brown, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all acts and things his said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                               Title                                               Date
--------                           -------                                           -------

/s/Stephen L. Brown                Chairman and Chief Executive Officer           February 17, 2000
------------------------
Stephen L. Brown


/s/Spencer L. Brown                Senior Vice President and                      February 17, 2000
------------------------           Secretary
Spencer L. Brown


/s/Hiram M. Lazar                  Chief Financial Officer                        February 17, 2000
------------------------
Hiram M. Lazar


/s/Miles L. Berger                 Director                                       February 17, 2000
------------------------
Miles L. Berger

/s/Irving Levine                   Director                                       February 17, 2000
------------------------
Irving Levine


726435.5


                                      -4-


/s/Jonathan A. Marshall            Director                                       February 17, 2000
------------------------
Jonathan A. Marshall


/s/Michael P. Rolnick              Director                                       February 17, 2000
------------------------
Michael P. Rolnick


726435.5

                                  EXHIBIT INDEX


Exhibit No.   Description of Exhibit                               Page Number
-----------   ------------------------                             -----------

4.1           Non-Statutory Stock Option Plan for the
              Directors of The Franklin Holding Corporation.

4.2           Franklin Holding Corporation Stock Incentive Plan

5 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Battle Fowler LLP (included in Exhibit
              5 hereto).

24 Power of Attorney (included in the signature pages to this Registration Statement).










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